Exhibit 5

                          BATCHER, ZARCONE & BAKER, LLP
                          -----------------------------
                                ATTORNEYS AT LAW


     SOUTH BAY OFFICE
4190 BONITA ROAD, SUITE 205                                    KAREN A. BATCHER
 BONITA, CALIFORNIA 91902                                    kbatcher@bzblaw.com
                                                                -------------
  TELEPHONE: 619.475.7882
  FACSIMILE: 619.789.6262                                   ADDITIONAL SAN DIEGO
                                                                   OFFICES

                                 March 22, 2005

Board of Directors
Gentry International, Inc.
Box 1035, Bentall Centre
595 Burrard Street
Vancouver, B.C., Canada V6C 2P1

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Gentry International, Inc.

Dear Ladies and Gentlemen:

     You have requested my opinion as special counsel for Gentry International, Inc., a Delaware corporation (the "Company") and certain of its shareholders (the "Selling Shareholders") for the limited purpose of rendering this opinion in connection with the Company's Registration Statement on Form SB-2 and the Prospectus included therein (collectively the "Registration Statement") to be filed with the Securities and Exchange Commission. I was not engaged to prepare or review, and I have not prepared or reviewed, any portion of the Registration Statement, and I hereby disclaim any responsibility for the Registration.

     The following opinion is based upon the Securities Act of 1933 as amended (the "Act") and Delaware securities laws, including without limitation, the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting those laws.

                           THE REGISTRATION STATEMENT

     The Registration Statement relates to the distribution of 195,000 shares (the "Shares") of common stock, $.0001 par value per share (the "Common Stock") of the company to be sold by the security holders named in the registration statement (the "Distribution.")

Board of Directors
Gentry International, Inc.
March 22, 2005
Page 2


                                BASIS FOR OPINION

     The documentary basis and other basis for this opinion is our review and analysis of the below listed items:

1. The Company's Articles of Incorporation, By-Laws, Minutes of Board of Directors Meetings, Minutes of Shareholder Meetings and Shareholder Lists (collectively the "Company Records").

2. The eligibility requirements for the use of Form SB-2 set forth in General Instructions A and B of Form SB-2 (the "Eligibility Requirements").

3. Records of the corporate proceedings relating to the issuance of the Shares.

4. Such other instruments as I believed necessary for the purpose of rendering the following opinion.

     In such examinations, I have assumed that the documents and signatures examined by us are genuine and authentic and that the persons executing such documents have the legal capacity to execute any such documents.

                                  LEGAL OPINION

     Based upon my review of the Company Records, the Registration Statement and the Eligibility Requirements, I am of the opinion that:

1. Organization and Qualification: The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties, as more specifically described in the Registration Statement.

2. Shares Duly Authorized and Validly Issued: That Shares are duly authorized, legally and validly issued, and fully paid and non-assessable.

                         CONSENT TO USE OF LEGAL OPINION

     I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I

Board of Directors
Gentry International, Inc.
March 22, 2005
Page 3


come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                     Very truly yours,

                                     BATCHER ZARCONE & BAKER, LLP

                                     /s/ Karen A. Batcher, Esq.